Exhibit 10.12
Form of Long Term Incentive Grant Notification
Celestica [Long Term Incentive] [Share Unit] Plan – Restricted Share Units (RSUs)

Participant Name:
Employee Number:
Grant Name:
Issue Date:

Total Number of RSUs Granted:

The particulars of the RSUs granted to you under the Celestica [Long Term Incentive Plan (LTIP)] [Share Unit Plan (CSUP)] are outlined on this notification statement.
One-third of the RSUs will vest on each of the first two anniversaries of the Grant and December 1st following the second anniversary and become payable on the corresponding Release Date.
Acknowledgement
You acknowledge and agree that your RSUs shall terminate in certain circumstances as set out in the [LTIP] [CSUP]. As a condition of this Grant of RSUs to you, you agree that in addition, such RSUs shall terminate immediately if you accept employment with an employer, or accept an engagement to supply services, directly or indirectly, to a third party that is in competition with the Company or any of its subsidiaries. You also agree that if at any time during the period of twelve (12) months from the vesting date of these RSUs:
(i)you accept employment with an employer, or accept an engagement to supply services, directly or indirectly, to a third party that is in competition with the Company or any of its subsidiaries;
(ii)you fail to comply with or otherwise breach the terms and conditions of a confidentiality agreement or non-disclosure agreement with, or your confidentiality obligations to, the Company or any of its subsidiaries; or
(iii)you, on your own behalf or on others’ behalf, directly or indirectly recruit, induce or solicit, or attempt to recruit, induce or solicit any current employee or other individual who is/was supplying services to the Company or any of its subsidiaries, to terminate their employment or contractual arrangements with the Company or any of its subsidiaries;
you will, if required by the Company, pay to the Company within ten (10) days of written demand, an amount equal to the market value of the shares at the time of release, net of any tax paid by you. You also agree that this provision is not an exclusive remedy, and the Company may also seek other remedies in respect of any breach of your obligations to the Company and its subsidiaries.
Terms and Conditions
The RSU Grant is subject to all terms and conditions set out in the [LTIP] [CSUP], and as may be amended from time to time to which further amendments you consent by accepting this Grant as set forth below. Capitalized terms not defined in this notification statement are as defined in the [LTIP] [CSUP]. In addition, by such acceptance you consent to such amendments in respect of all past and future RSU grants under the CSUP. A copy of the current plan text is available to you on the Celestica Intranet in the Human Resources section as well as in your personal account with Shareworks under the document tab. You are strongly encouraged to review the [LTIP] [CSUP] plan documents and in particular sections dealing with the circumstance under which your RSU’s may be terminated. If required, further clarification may be obtained from the Corporate Human Resources Department.
You understand that in order to validate the RSUs granted to you, you must accept the Grant within 30 days of notification from the plan administrator. Failure to do so within 30 days will result in cancellation of the RSU Grant.
You acknowledge that you have reviewed the provisions of this Grant and the terms and conditions under which it is made. You confirm your acceptance of the Grant under these provisions and agree to the foregoing terms and conditions by clicking the “Accept” button below which shall constitute or be equivalent to your signature in writing.
The most recent Celestica Annual Report on Form 20-F covering your award can be found on Celestica.com/Investor relations tab: https://corporate.celestica.com/financial-information/sec-filings, and the prospectuses can be found in the documents tab of your Shareworks account.
As this special incentive is not being provided to all employees, please respect the confidentiality of the award and refrain from discussing this opportunity with others.
In the event of a discrepancy between this document and company records, company records shall prevail.